FORM 8K

MEDIA CONTACT:
Gabriele Collier
Silicon Image, Inc.
P: 408-616-4088
gcollier@siliconimage.com

INVESTOR CONTACT:
Mike Bishop
Investor Relations – The Blueshirt Group
Phone: 415-217-4968
mike@blueshirtgroup.com

SILICON IMAGE ACHIEVES REVENUE GROWTH AND PROFITABILITY IN THE SECOND QUARTER

SUNNYVALE, Calif., July 27, 2010 – Silicon Image, Inc. (NASDAQ: SIMG), a leader in semiconductors and intellectual property (IP) for the secure distribution, presentation and storage of high-definition (HD) content, today reported financial results for its second quarter ended June 30, 2010.

Revenue for the second quarter of 2010 was $44.6 million compared to $34.3 million for the first quarter of 2010 and $37.3 million for the second quarter of 2009.

GAAP net income for the second quarter of 2010 was $1.8 million, or $0.02 per diluted share, compared to a net loss of $7.2 million, or $0.10 per diluted share, for the first quarter of 2010 and net loss of $13.3 million, or $0.18 per diluted share, for the second quarter of 2009.  GAAP net loss for the second quarter of 2009 includes pre-tax restructuring expenses of $7.1 million.

Non-GAAP net income for the second quarter of 2010 was $2.0 million, or $0.03 per diluted share, compared to a non-GAAP net loss of $3.6 million, or $0.05 per diluted share, for the first quarter of 2010 and non-GAAP net loss of $4.3 million, or $0.06 per diluted share, for the second quarter of 2009.  Non-GAAP net income for the second quarter of 2010 and non-GAAP net loss for the first quarter of 2010 and second quarter of 2009 exclude stock-based compensation expense, amortization of intangible assets, restructuring charges and net tax adjustments. A reconciliation of GAAP and non-GAAP items is provided in a table following the Condensed Consolidated Statements of Operations.

"Silicon Image grew revenue and returned to profitability in the second quarter," said Camillo Martino, chief executive officer of Silicon Image, Inc.  "We continue to expand our market share in the growing DTV market by offering our customers differentiated technology solutions based on our standards-plus business model.  In addition, with the recent publication of the MHL 1.0 specification in June, we plan to launch new products targeted for the mobile market and we expect them to contribute to our revenue growth in 2011."

The following are Silicon Image’s financial performance estimates for the third quarter of 2010:

Revenue: $48 million - $50 million
Gross margin: 54% - 55%
GAAP operating expenses: $25 million - $26 million
Non-GAAP operating expenses: $23 million - $24 million
Interest income: approximately $0.6 million
Diluted shares outstanding: approximately 78 million
Non-GAAP tax rate:  approximately 2% of revenue
Cash and investment balance of more than $170 million

                                                                                                                                    1060 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.siliconimage.com

Use of Non-GAAP Financial Information

Silicon Image presents and discusses gross margin, operating expenses, net income (loss) and basic and diluted net income (loss) per share in accordance with Generally Accepted Accounting Principles (GAAP), and on a non-GAAP basis for informational purposes only. Silicon Image believes that non-GAAP reporting, giving effect to the adjustments shown in the attached reconciliation, provides meaningful information and therefore uses non-GAAP reporting to supplement its GAAP reporting and internally in evaluating operations, managing and monitoring performance, and determining bonus compensation. Further, Silicon Image uses non-GAAP information as certain non-cash charges such as amortization of intangibles, stock based compensation and goodwill impairment do not reflect the cash operating results of the business. Silicon Image has chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of its operating results and to illustrate the results of operations giving effect to such non-GAAP adjustments. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Conference Call

Silicon Image will host an investor conference call today to discuss its second quarter 2010 results at 2:00 p.m. Pacific Daylight Time and will webcast the event.  To access the conference call, dial 877-545-1414 or 719-325-4810 and enter pass code 3656744.  The webcast will be accessible on Silicon Image's investor relations website at http://ir.SiliconImage.com.  A replay of the conference call will be available within two hours of the conclusion of the conference call through August 1, 2010.  To access the replay, please dial 888-203-1112 or 719-457-0820 and enter pass code 3656744.

About Silicon Image, Inc.

Silicon Image, Inc. is a leading provider of semiconductor and intellectual property products for the secure distribution, presentation and storage of high-definition content.  With a rich history of technology innovation that includes creating industry standards such as DVI and HDMI, the company’s solutions facilitate the use of digital content amongst consumer electronics, personal computer (PC) and storage devices, with the goal to securely deliver digital content anytime, anywhere and on any device.  Founded in 1995, the company is headquartered in Sunnyvale, California, with regional engineering and sales offices in China, Japan, Korea and Taiwan.  For more information, please visit http://www.SiliconImage.com.

NOTE: Silicon Image and the Silicon Image logo are trademarks, registered trademarks or service marks of Silicon Image, Inc. in the United States and/or other countries.  HDMI, the HDMI logo, and High-Definition Multimedia Interface are trademarks or registered trademarks of HDMI Licensing, LLC in the United States and/or other countries. MHL and the MHL logo are trademarks or registered trademarks of MHL, LLC in the United States and/or other countries. All other trademarks and registered trademarks are the property of their respective owners in the Unites States and/or other countries.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements include, but are not limited to, statements related to Silicon Image's future operating results, including revenue, gross margin, operating expenses, interest income and cash for the third quarter 2010, new product introductions and their anticipated impact on revenue growth in 2011, demand for the Company’s products and opportunities in the mobile market. These forward-looking statements involve risks and uncertainties, including the risks of uncertain economic conditions, competition in our markets, market acceptance of the Company’s new technologies and products, the Company's ability to improve its operating infrastructure and deliver financial performance in-line with its stated goals and other risks and uncertainties described from time to time in Silicon Image's filings with the Securities and Exchange Commission. These risks and uncertainties could cause the actual results to differ materially from those anticipated by these forward-looking statements. In addition, see the Risk Factors section of the most recent Form 10-K and Form 10-Q filed by Silicon Image with the U.S. Securities and Exchange Commission. These forward-looking statements are made on the date of this press release, and Silicon Image assumes no obligation to update any such forward-looking information.

                                                                                                                                    1060 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.siliconimage.com

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)
	Three Months Ended			Six Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Revenue:
Product	$38,364	$26,293	$29,436	$64,657	$64,031
Licensing	6,186	8,016	7,900	14,202	13,817
Total revenue	44,550	34,309	37,336	78,859	77,848
Cost of revenue and operating expenses:
Cost of product revenue (1)	19,489	14,822	17,264	34,311	35,483
Cost of licensing revenue	13	23	274	36	470
Research and development (2)	13,659	13,137	17,619	26,796	35,353
Selling, general and administrative (3)	11,141	12,030	12,678	23,171	26,393
Restructuring expense	268	585	7,098	853	7,857
Amortization of intangible assets	38	37	1,473	75	2,946
Impairment of goodwill	-	-	-	-	19,210
Total cost of revenue and operating expenses	44,608	40,634	56,406	85,242	127,712
Loss from operations	(58)	(6,325)	(19,070)	(6,383)	(49,864)
Interest income and other, net	630	604	598	1,234	1,537
Income (loss) before provision for income taxes	572	(5,721)	(18,472)	(5,149)	(48,327)
Income tax expense (benefit)	(1,203)	1,521	(5,143)	318	(1,669)
Net income (loss)	$1,775	$(7,242)	$(13,329)	$(5,467)	$(46,658)

Net income (loss) per share – basic and diluted	$0.02	$(0.10)	$(0.18)	$(0.07)	$(0.63)
Weighted average shares – basic	76,718	76,013	74,806	76,364	74,618
Weighted average shares – diluted	77,511	76,013	74,806	76,364	74,618

(1) Includes stock-based compensation expense	$145	$184	$244	$329	$443
(2) Includes stock-based compensation expense	$725	$645	$1,617	$1,370	$2,991
(3) Includes stock-based compensation expense	$1,115	$1,331	$2,352	$2,446	$4,344

                                                                                                                                     1060 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.siliconimage.com

SILICON IMAGE, INC.
GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS) RECONCILIATION
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009	June 30, 2010	June 30, 2009
GAAP net income (loss)	$1,775	$(7,242)	$(13,329)	$(5,467)	$(46,658)
Non-GAAP adjustments:
Stock-based compensation expense (1)	1,985	2,160	4,213	4,145	7,778
Restructuring expense (3)	268	585	7,098	853	7,857
Amortization of intangible assets (2)	38	37	1,473	75	2,946
Impairment of goodwill (3)	-	-	-	-	19,210
Non-GAAP net income (loss) before tax adjustments	4,066	(4,460)	(545)	(394)	(8,867)
Tax adjustments (4)	(2,094)	835	(3,721)	(1,259)	965
Non-GAAP net income (loss)	$1,972	$(3,625)	$(4,266)	$(1,653)	$(7,902)

Non-GAAP net income (loss) per share — basic and diluted	$0.03	$(0.05)	$(0.06)	$(0.02)	$(0.11)

Weighted average shares — basic	76,718	76,013	74,806	76,364	74,618
Weighted average shares — diluted	77,511	76,013	74,806	76,364	74,618

Stock-based compensation expense is composed of the following:
Cost of Revenue	$145	$184	$244	$329	$443
Research and Development	725	645	1,617	1,370	2,991
Selling, General and Administrative	1,115	1,331	2,352	2,446	4,344
Total	$1,985	$2,160	$4,213	$4,145	$7,778

1060 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.siliconimage.com

Discussion of Non-GAAP Financial Measures

(1)   Stock-Based Compensation Related Items: We provide non-GAAP information relative to our expense for stock-based compensation. We began to include stock-based compensation expense in our GAAP financial measures in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”) since January 2006. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, which affect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Stock-based compensation is very different from other forms of compensation. The expense associated with granting an employee a stock option is spread over multiple years unlike other compensation expenses which are more proximate to the time of award or payment. For example, we may recognize expense on a stock option in a year in which the stock option is significantly underwater and typically would not be exercised or would not generate any compensation for the employee. The expense associated with an award of a stock option for 1,000 shares of stock by us in one quarter, for example, may have a very different expense than an award of an identical number of shares in a different quarter. Further, the expense recognized by us for such an option may be very different than the expense recognized by other companies for the award of a comparable option. This makes it difficult to assess our operating performance relative to our competitors. Because of these unique characteristics of stock-based compensation, management excludes these expenses when analyzing the organization’s business performance. We also believe that presentation of such non-GAAP information is important to enable readers of our financial statements to compare current period results with periods prior to the adoption of FASB ASC Topic 718.

(2)           Amortization of Intangible Assets: We exclude the amortization of purchased intangible assets associated with our acquisitions. Such amortization results in our recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition. Moreover, had we internally developed the products acquired, the amortization of intangible assets, and the expenses of uncompleted research and development would have been expensed in prior periods. Accordingly, we analyze the performance of our operations in each period without regard to such expenses. In addition, acquisitions result in non-continuing operating expenses, which would not otherwise have been incurred by us in the normal course of our business operations. We believe that providing non-GAAP information for this item in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

(3)           Other Items: We exclude certain other items that are the result of either unique or unplanned events including the following, when applicable: (i) restructuring and related costs and (ii) impairment charges.  It is difficult to estimate the amount or timing of these items in advance. Restructuring and impairment charges result from events which arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods. As such, we believe that these expenses do not accurately reflect the underlying performance of our continuing operations for the period in which they are incurred. We assess our operating performance both with these amounts included and excluded, and by providing this information, we believe the users of our financial statements are better able to understand the financial results of what we consider our continuing operations.

(4)           Tax adjustments: For fiscal year 2010, we expect our Non-GAAP tax rate to approximate 2% of revenue. For the three and six months ended June 30, 2010, we used non-GAAP tax rate of 2% of revenue. For the three and six months ended June 30, 2009, we used non-GAAP tax rate of 25% of non-GAAP pretax income. Non-GAAP tax rate is primarily based on net expected cash flow for taxes.

1060 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.siliconimage.com

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
Unaudited

	June 30, 2010	December 31, 2009
ASSETS
Current Assets:
Cash and cash equivalents	$20,121	$29,756
Short-term investments	148,587	120,866
Accounts receivable, net	17,544	21,664
Inventories	10,221	7,746
Prepaid expenses and other current assets	6,123	27,512
Deferred income taxes	168	284
Total current assets	202,764	207,828
Property and equipment, net	12,411	14,449
Deferred income taxes, non-current	2,644	2,336
Intangible and other assets, net	769	825
Total assets	$218,588	$225,438
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$15,962	$10,141
Accrued and other current liabilities	13,589	28,150
Deferred margin on sales to distributors	5,112	2,944
Deferred license revenue	3,094	3,111
Total current liabilities	37,757	44,346
Other long-term liabilities	10,729	9,573
Total liabilities	48,486	53,919
Stockholders’ Equity:
Total stockholders’ equity	170,102	171,519
Total liabilities and stockholders’ equity	$218,588	$225,438

1060 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.siliconimage.com

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASHFLOWS
(In thousands)
Unaudited
	Six Months Ended
	June 30, 2010	June 30, 2009
Cash flows from operating activities:
Net loss	$(5,467)	$(46,658)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Stock-based compensation expense	4,145	7,778
Depreciation	4,048	4,592
Amortization of investment premium	1,365	1,683
Asset impairment due to restructuring	184	200
Amortization of intangible assets	75	2,946
Provision for doubtful accounts	35	154
Loss on disposal and retirement of property and equipment	16	180
Realized loss/(gain) on sale of short-term investments	(84)	15
Impairment of goodwill	-	19,210
Deferred income taxes	-	7,312
Tax deficiency from employee stock-based compensation plans	-	(781)
Excess tax benefits from employee stock-based transactions	-	(13)
Changes in assets and liabilities:
Accounts receivable	4,085	(13,256)
Inventories	(2,475)	3,606
Prepaid expenses and other assets	21,252	(3,404)
Accounts payable	5,760	2,722
Accrued and other liabilities	(15,029)	(978)
Deferred margin on sales to distributors	2,168	(4,997)
Deferred license revenue	1,481	52
Cash provided by (used in) operating activities	21,559	(19,637)
Cash flows from investing activities:
Proceeds from sales of short-term investments	67,262	71,952
Purchases of short-term investments	(96,546)	(128,350)
Purchases of property and equipment	(2,322)	(1,840)
Proceeds from sale of property and equipment	-	120
Cash used in investing activities	(31,606)	(58,118)
Cash flows from financing activities:
Proceeds from issuances of common stock, net	1,300	1,718
Repurchase of restricted stock units for income tax withholding	(1,158)	(241)
Payments for vendor financed software and intangibles purchased	-	(625)
Excess tax benefits from employee stock-based transactions	-	13
Cash provided by financing activities	142	865
Effect of exchange rate changes on cash and cash equivalents	270	59
Net decrease in cash and cash equivalents	(9,635)	(76,831)
Cash and cash equivalents — beginning of period	29,756	95,414
Cash and cash equivalents — end of period	$20,121	$18,583
Supplemental cash flow information:
Net refund (cash payment) for income taxes	$20,566	$(5,574)
Restricted stock units vested	$3,214	$667
Property and equipment purchased but not paid for	$652	$577
Unrealized gain (loss) on foreign exchange hedges	$(409)	$30
Unrealized net gain (loss) on short-term investments	$(282)	$79

1060 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.siliconimage.com